Exhibit 99.1

BitNile Holdings, Inc. (NYSE American: NILE) Completes Name and Stock Ticker Symbol Change from Ault Global Holdings, Inc. (NYSE American: DPW)

Effective at the Open of Market Trading Today, the Company Will Begin Trading as BitNile Holdings, Inc. (NYSE American: NILE)

Las Vegas, NV, December 13, 2021 – BitNile Holdings, Inc, (NYSE American: NILE) a diversified holding company (the “Company”), announced today that it has completed the Company’s previously announced corporate name change from “Ault Global Holdings, Inc.” to “BitNile Holdings, Inc.” In conjunction with the corporate name change, the Company will begin trading on the NYSE American under the new ticker symbol, NILE, effective at the open of market trading today, December 13, 2021.

This change follows the Company’s announced plan to split into two public companies by pursuing a spin-off of Ault Alliance, Inc. (“Ault Alliance”) to its stockholders. Following the spin-off of Ault Alliance, the Company will be a pure-play provider of Bitcoin mining and data center operations, pursuing DeFi-related initiatives. Ault Alliance will continue its focus on the Company’s legacy businesses and more recently initiated operations, including lending and investing in the real estate and distressed asset spaces, among others, defense, and power solutions, including electric vehicle charging products.

The Company believes that both BitNile and Ault Alliance will, as separate public companies, be better positioned to deliver long-term growth and maximize stockholder value, reflecting a market value of comparable pure-play peer companies.

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said, “Our name change to BitNile coupled with our investments in Bitcoin mining equipment, our Michigan data center and DeFi initiatives, including Earnity, demonstrate our focus for the future of the Company. We have announced purchase commitments to grow active miners to 20,600 by the end of 2022 as we seek to become one of the top 10 publicly traded Bitcoin mining companies.”

For more information on BitNile Holdings and its subsidiaries, the Company recommends that stockholders, investors, and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile Holdings’ headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

Contacts:

IR@BitNileHoldings.com or 1-888-753-2235